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                                                                  EXHIBIT 21.1


                     FIRST INDUSTRIAL REALTY TRUST, INC.
                        SUBSIDIARIES OF THE REGISTRANT

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                                                State of
                                              Incorporation
Name                                            Formation        Registered Names in Foreign Jurisdictions
----------------------------------------------   --------    -------------------------------------------------
First Industrial, L.P.                             Delaware    First Industrial (Michigan), Limited Partnership
                                                               First Industrial (Minnesota), Limited Partnership
                                                               First Industrial Tennessee, L.P.
                                                               First Industrial Limited Partnership

First Industrial Finance Corporation               Maryland    N/A

First Industrial Financing Partnership, L.P.       Delaware    First Industrial Financing Partnership, Limited Partnership
                                                               First Industrial Financing Partnership (Minnesota),
                                                                  Limited Partnership
                                                                First Industrial Financing Partnership (Wisconsin),
                                                                Limited Partnership

First Industrial Management Corporation            Maryland    N/A

First Industrial Enterprises of Michigan, Inc.     Michigan    N/A
   (Formerly Damone/Andrew Enterprises, Inc.)

First Industrial Group of Michigan, Inc.           Michigan    N/A
   (Formerly Damone/Andrew Enterprises, Inc.)

First Industrial of Michigan, Inc. (Formerly       Michigan    N/A
   Damone/Andrew Incorporated)

First Industrial Associates of Michigan, Inc.      Michigan    N/A
   (Formerly Damone/Andrew Associates, Inc.)

First Industrial Construction Company of           Michigan    N/A
   Michigan, Inc. (Formerly Damone/Andrew
   Construction Company)

FR Acquisitions, Inc.                              Maryland    FIR Acquisitions, Inc.

First Industrial Pennsylvania Corporation          Maryland    N/A

First Industrial Pennsylvania, L.P.                Delaware    N/A

First Industrial Harrisburg Corporation            Maryland    N/A

First Industrial Harrisburg, L.P.                  Delaware    N/A

First Industrial Securities Corporation            Maryland    N/A

First Industrial Securities, L.P.                  Delaware    First Industrial Securities, Limited Partnership

First Industrial Mortgage Corporation              Maryland    N/A

First Industrial Mortgage Partnership, L.P.        Delaware    First Industrial Mortgage Partnership, Limited Partnership

First Industrial Indianapolis Corporation          Maryland    N/A

First Industrial Indianapolis, L.P.                Delaware    N/A

FI Development Services Corporation                Maryland    N/A
(Formerly First Industrial Development
Services, Inc.)

First Industrial Development Services Group L.P.   Delaware    N/A

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